 Exhibit (a)(1)(E)
Offer To Purchase
All Outstanding Shares of Common
Stock of
VECTOR GROUP LTD.
at
$15.00 per share in cash
by
VAPOR MERGER SUB INC.
a wholly owned subsidiary of JTI (US) HOLDING INC.
an indirect wholly owned subsidiary of
JT INTERNATIONAL HOLDING B.V.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON OCTOBER 1, 2024, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
September 4, 2024
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated September 4, 2024 (as it may be amended, supplemented or otherwise modified from time to time, the “Offer to Purchase”), the related Letter of Transmittal (as it may be amended, supplemented or otherwise modified from time to time, the “Letter of Transmittal”) and the related Notice of Guaranteed Delivery (as it may be amended, supplemented or otherwise modified from time to time, the “Notice of Guaranteed Delivery”) (which three documents, together with other related materials, collectively constitute the “Offer”) in connection with the offer by Vapor Merger Sub Inc., a Delaware corporation (“Merger Sub”) and wholly owned subsidiary of JT (US) Holding Inc., a Delaware corporation (“Parent”), to purchase all of the outstanding shares of common stock, par value $0.10 per share (the “Shares”), of Vector Group Ltd., a Delaware corporation (the “Company”), in exchange for $15.00 per Share in cash, subject to applicable withholding taxes and without interest (the “Offer Price”), on the terms and subject to the other conditions set forth in the Letter of Transmittal and in the related Offer to Purchase and Notice of Guaranteed Delivery, including the Minimum Condition (as such term is defined in the Offer to Purchase).
Also enclosed is the Company’s Solicitation/Recommendation Statement on Schedule 14D-9. The board of directors of the Company has unanimously recommended that you accept the Offer and tender your Shares pursuant to the Offer.
We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.
We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery.

Please note carefully the following:
1.
The Offer Price is $15.00 per Share in cash, subject to applicable withholding taxes and without interest, and on the terms and subject to the other conditions set forth in the Offer to Purchase and the related Letter of Transmittal and Notice of Guaranteed Delivery.

2.
The Offer is being made for all outstanding Shares.

3.
The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of August 21, 2024 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Parent and Merger Sub. The Merger Agreement provides, among other things, that as soon as practicable following (but in any event no later than one business day after) the consummation of the Offer, subject to the satisfaction or waiver of the No Legal Prohibition Condition (as defined in the Offer to Purchase), Merger Sub will merge with and into the Company (the “Merger”), and the Company will survive the Merger as a wholly owned subsidiary of Parent, on the terms and subject to the conditions set forth in the Merger Agreement. If Merger Sub consummates the Offer, the Merger Agreement contemplates that the parties will effect the closing of the Merger without a vote of the stockholders of the Company in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”) as soon as practicable following (but in any event no later than one business day after) the consummation of the Offer, subject to the satisfaction or waiver of the No Legal Prohibition Condition (as defined in the Offer to Purchase). At the effective time of the Merger (being the time and day of the filing of the certificate of merger with the Secretary of State of the State of Delaware or at such later time and date as may be agreed in writing by Parent and the Company and specified in the certificate of merger in accordance with the DGCL, the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (excluding (a) Shares owned by Parent, Merger Sub or the Company (or held in the Company’s treasury), or by any direct or indirect wholly owned subsidiary of Parent, Merger Sub or the Company, in each case, immediately prior to the Effective Time, (b) any Shares irrevocably accepted for payment pursuant to the Offer, (c) any Shares held by stockholders who are entitled to demand, and who shall have properly and validly demanded their statutory rights of appraisal in respect of such Shares in compliance with Section 262 of the DGCL and (d) any Shares subject to Company Restricted Share Awards (as defined in the Offer to Purchase)) will be canceled and extinguished and automatically converted into the right to receive the Offer Price, without interest thereon and subject to any applicable withholding taxes. As a result of the Merger, the Company will cease to be a publicly traded company and will become a wholly owned subsidiary of Parent.

4.
The board of directors of the Company has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) declared it advisable for the Company to enter into the Merger Agreement and consummate the transactions contemplated thereby, (iii) authorized and approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Offer and the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iv) resolved that the Merger shall be governed by and effected under Section 251(h) of the DGCL and be effected without a vote of the Company’s stockholders and (v) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the holders of the Shares accept the Offer and tender their Shares to Merger Sub pursuant to the Offer.

5.
The Offer and withdrawal rights will expire one minute after 11:59 p.m., New York City time, on October 1, 2024, unless the Offer is extended or earlier terminated.

6.
The Offer is not subject to a financing condition. The Offer is subject to the conditions described in Section 15 of the Offer to Purchase. If, as of the time the Offer is then scheduled to expire, any of the Offer Conditions (as defined in the Offer to Purchase) are not satisfied or waived by Parent and Merger Sub, Merger Sub may (and, if requested by the Company, must) extend the Offer for one or more successive extension periods of up to ten business days each (or any longer period as may be agreed in writing by Parent and the Company) in order to permit the satisfaction of all of the Offer Conditions; however, if the sole then-unsatisfied Offer Condition is the Minimum Condition (as defined in the Offer to Purchase), Merger Sub will not be required to extend the Offer for more than two occasions in consecutive periods of up to ten business days each (or such other period as may be approved in advance by the parties).
If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.
The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer To Purchase
All Outstanding Shares of Common Stock
of
VECTOR GROUP LTD.
at
$15.00 per share in cash
by
VAPOR MERGER SUB INC.
a wholly owned subsidiary of JTI (US) HOLDING INC.
an indirect wholly owned subsidiary of
JT INTERNATIONAL HOLDING B.V.
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated September 4, 2024, and the related Letter of Transmittal (as it may be amended, supplemented or otherwise modified from time to time, the “Letter of Transmittal”) and the related Notice of Guaranteed Delivery (as it may be amended, supplemented or otherwise modified from time to time, the “Notice of Guaranteed Delivery”) (which three documents, together with other related materials, collectively constitute the “Offer”) in connection with the offer by Vapor Merger Sub Inc., a Delaware corporation (“Merger Sub”) and wholly owned subsidiary of JT (US) Holding, a Delaware corporation (“Parent”), to purchase all of the outstanding shares of common stock, par value $0.10 per share (the “Shares”), of Vector Group Ltd., a Delaware corporation (the “Company”), in exchange for $15.00 per Share in cash, subject to applicable withholding taxes and without interest, on the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal and Notice of Guaranteed Delivery, including the Minimum Condition (as such term is defined in the Offer to Purchase).
The undersigned hereby instruct(s) you to tender to Merger Sub the number of Shares indicated below (or, if no number is indicated, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by Merger Sub, which determination will be final and binding, subject to any judgment of any court of competent jurisdiction.
The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

NUMBER OF SHARES TO BE TENDERED:		SIGN HERE
	Shares*	(Signature(s))
Please Type or Print Name(s)

Address(es)

Area Code and Telephone Number
Tax Identification Number or Social Security Number
Dated:
Account Number:
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.